As filed with the Securities and Exchange Commission on July 30, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XEROX HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

New York	83-3933743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Merritt 7

Norwalk, Connecticut 06851-1056

(203) 849-5216

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Flor M. Colón

Chief Legal Officer and Corporate Secretary

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851-1056

(203) 849-5216

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Russell L. Leaf, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

XEROX HOLDINGS CORPORATION

Up to 2,160,256 Shares of Common Stock Underlying

Pre-Funded Warrant

This Prospectus will be used from time to time by the selling shareholder named in this prospectus to sell up to 2,160,256 shares of our common stock, par value $1.00 per share (the “Common Stock”), issued or issuable upon the exercise of a pre-funded warrant that we issued to the selling shareholder on July 1, 2025 (the “Pre-Funded Warrant”) as partial consideration for the selling shareholder’s purchase of our 13.00% Senior Notes due 2030 (the “2030 Notes”), which notes were issued in connection with the financing of our recent acquisition of Lexmark International II LLC (“Lexmark”). We are registering the resale of the Common Stock pursuant to a Registration Rights Agreement, dated as of July 1, 2025 (the “Registration Rights Agreement”), that we entered into with the selling shareholder.

The Common Stock may be offered from time to time by the selling shareholder named in this prospectus in any manner described under the section entitled “Plan of Distribution” beginning on page 5 of this prospectus. The selling shareholder may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholder, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “XRX.” The last reported sale price on July 29, 2025 was $5.50 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2025

References in this prospectus to “we,” “us,” “our,” “Xerox,” the “Registrant” or the “Company” refer to Xerox Holdings Corporation and its consolidated subsidiaries, unless the context otherwise requires. References to “Common Stock” refer to the Company’s Common Stock, par value $1.00 per share.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholder has authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using the “shelf” registration process. By using this shelf registration statement, the selling shareholder may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

Neither we, nor the selling shareholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements which are not historical facts, including statements relating to the Company’s outlook, that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in “Item 1.A. Risk Factors” in Part I of Xerox Holdings Corporation’s most recent Annual Report on Form 10-K, or any updates under the caption “Item IA. Risk Factors” in Part II of Xerox Holdings Corporation’s most recent Quarterly Report on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ii

PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholder identified in this prospectus of up to 2,160,256 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholder. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

Xerox is a workplace technology company, building and integrating services-led, software-enabled, workplace solutions for enterprises large and small. As customers seek to manage information and document workflows across digital and physical platforms, we deliver a seamless, secure, and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in IT infrastructure, artificial intelligence (AI), augmented reality (AR)-driven service experiences, robotic process automation (RPA) and other technologies that enable Xerox to deliver essential products and services to address the productivity challenges of a hybrid workplace and distributed workforce.

Xerox serves customers globally in North America, Europe, Latin America, Brazil, Eurasia, the Middle East, Africa, and India. This geographic span allows us to deliver our technology and solutions to customers of all sizes, regardless of complexity or number of customer locations.

This prospectus relates to the resale of up to 2,160,256 shares of Common Stock issued or issuable pursuant to the Pre-Funded Warrant that may be offered and sold from time to time by the selling shareholder named in this prospectus. We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to the Registration Rights Agreement. See “Selling Shareholder.” We will not receive any of the proceeds from the sale of the shares hereunder. See “Use of Proceeds.”

Xerox Holdings Corporation is a New York corporation, organized in 2019, with its principal executive offices located at 401 Merritt 7, Norwalk, Connecticut 06851-1056. Our telephone number is (203) 849-5216.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholder.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder named in the table below (the “selling shareholder”) of up to an aggregate 2,160,256 shares of Common Stock issued or issuable pursuant to the Pre-Funded Warrant.

On July 1, 2025, the Company issued the Pre-Funded Warrant to the selling shareholder as partial consideration for the selling shareholder’s purchase of the 2030 Notes, which notes were issued in connection with the financing of our recent acquisition of Lexmark. The Pre-Funded Warrant is exercisable from time to time for up to 2,160,256 shares of Common Stock at an exercise price of $0.01 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Pre-Funded Warrant is exercisable in cash or by means of a cashless exercise and will remain outstanding until exercised. The foregoing summary and description of the Pre-Funded Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Pre-Funded Warrant, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference. Further information relating to the 2030 Notes purchased by selling shareholder is contained in our Current Report on Form 8-K filed with the SEC on July 2, 2025, which is incorporated herein by reference.

We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to the Registration Rights Agreement, under which we agreed to register such Common Stock on a Form S-3 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The foregoing summary and description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

We are registering all of the shares of Common Stock issued or issuable under the Pre-Funded Warrant in order to permit the selling shareholder to offer the Common Stock for resale from time to time.

The following table sets forth the name of the selling shareholder, the number of shares of Common Stock owned by or attributable to the selling shareholder immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by the selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholder and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholder. However, because the selling shareholder may offer from time to time all, some or none of its shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholder or that will be held by the selling shareholder after completion of the sales.

In the table below, the percentage of shares of Common Stock beneficially owned is based on 125,789,546 shares of Common Stock outstanding as of April 30, 2025, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
Name	Number of Shares	Percent		Number of Shares	Percent
Christy 2017, LP (1)	2,160,256	1.72%	2,160,256	0	0

(1)	The address for Christy 2017, LP is 2363 Reagan Street, Suite 100, Dallas, Texas 75219.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholder pursuant to the terms of the Registration Rights Agreement.

The selling shareholder, including its permitted transferees, pledgees or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling shareholder may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholder may also decide not to sell all the shares it is allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholder and any of its permitted transferees, pledgees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at fixed prices or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares of Common Stock:

•	purchases by dealers and agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the shares of Common Stock;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	non-marketed block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales, or transactions to cover short sales relating to the Common Stock;

•	through distribution by the selling shareholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholder);

•	writing of options, whether the options are listed on an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to purchasers, including through a specific bidding, auction or other process;

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market; in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	a combination of any such methods of sale.

The selling shareholder may enter into transactions from time to time in which the selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholder may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholder or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions may be deemed may be deemed to be “underwriters” within the meaning of the Securities Act and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by the selling shareholder may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, also engage in crosses, which are transactions where the same securities firm acts as an agent for both sides of a transaction. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholder or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

The selling stockholder may, from time to time, pledge or grant a security interest in some shares of Common Stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer shares of Common Stock in other circumstances, in which case the permitted transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through this prospectus.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholder may, or may authorize dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

We are required pursuant to the Registration Rights Agreement to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus. The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the selling stockholder in the event of material misstatements or omissions in the registration statement attributable to us, and the selling stockholder is obligated to indemnify us for material misstatements or omissions attributable to it.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

Xerox Holdings Corporation

The financial statements of Xerox Holdings Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Xerox Holdings Corporation for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of ITsavvy Acquisition Company, Inc. because it was acquired by the Company in a purchase business combination during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Lexmark

The consolidated financial statements of Lexmark International II, LLC as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

ITsavvy

The consolidated financial statements of ITsavvy Acquisition Company, Inc. as of December 31, 2023 and for the year ended December 31, 2023 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, incorporated herein by reference, and have been incorporated and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at https://investors.xerox.com/investor-materials/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 24, 2025;

•

the portions of the Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders, filed with the SEC on April 9, 2025, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 12, 2025;

•

our Current Reports on Form 8-K and 8-K/A (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 21, 2025, February  5, 2025, April  11, 2025, May  9, 2025, May  27, 2025, July 2, 2025 and July 30, 2025;

•

the description of our Common Stock contained in our  Registration Statement on Form8-A12B, dated and filed with the SEC on September  20, 2021, contained in Exhibit 4(d) to our Annual Report on form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of the registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that are furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851-1056

(203) 849-5216

Attention: Chief Legal Officer and Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes (which would be borne by the selling shareholder). Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$2,057
Accounting Fees and Expenses	$125,000
Legal Fees and Expenses	$50,000
Transfer Agent and Registrar Fees and Expenses	$10,000
Miscellaneous	$10,000

Total	$197,057

Item 15. Indemnification of Directors and Officers.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by the director or officer in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of, or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized. Section 722 and Section 723 of the NYBCL contain certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by the corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Financial Services, for a retention amount and for co-insurance.

The foregoing statements are subject to the detailed provisions of Sections 721-726 of the NYBCL and the Charter and Bylaws of Xerox Holdings Corporation and the Restated Certificate of Incorporation and the Second Amended and Rested Bylaws of Xerox Corporation, as applicable.

Articles of Incorporation

The Charter of Xerox Holdings Corporation and the Restated Certificate of Incorporation of Xerox Corporation contain no indemnification provisions.

Bylaws

The Bylaws of Xerox Holdings Corporation provide that the corporation shall indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the corporation to procure a judgment in favor of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or her, his or her testator or intestate is or was a director or officer of the corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the corporation shall have given its prior approval thereto. The Amended and Restated By-Laws of Xerox Holdings Corporation also give the covered persons the right to be paid advances of any expenses they incurred in connection with such action, suit or proceedings, consistent with the applicable law, and allow the corporation to extend rights to indemnification and advancement of expenses to such covered persons by resolutions of shareholders or directors or through an agreement, to the extent not expressly prohibited by law.

The Second Amended and Restated By-Laws of Xerox Corporation provide that the corporation shall indemnify any person made or threatened to be made a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the corporation to procure a judgment in favor of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or her, his or her testator or intestate is or was a director or officer of the corporation or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the corporation shall have given its prior approval thereto. The Second Amended and Restated By-Laws of Xerox Corporation also give the covered persons the right to be paid advances of any expenses they incurred in connection with such action, suit or proceedings, consistent with the applicable law, and allow Xerox Corporation to extend rights to indemnification and advancement of expenses to such covered persons by resolutions of shareholders or directors or through an agreement, to the extent not expressly prohibited by law.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Filed Herewith	Description of Document

4.1		Pre-Funded Warrant to Purchase Common Stock, dated July 1, 2025 (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 2, 2025).

5.1	X	Opinion of Willkie Farr & Gallagher LLP (counsel).

10.1		Registration Rights Agreement, dated as of July 1, 2025, by and between Xerox Holdings Corporation and Christy 2017, LP (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 2, 2025).

23.1	X	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2	X	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm of Xerox Holdings Corporation).

23.3	X	Consent of BDO USA, P.C. (independent auditors of Lexmark International II, LLC).

23.4	X	Consent of RSM US LLP (independent auditors of ITsavvy Acquisition Company, Inc.).

24.1	X	Powers of Attorney (included on signature page).

107	X	Filing Fee Table.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on July 30, 2025.

XEROX HOLDINGS CORPORATION

By:	/s/ Steven J. Bandrowczak
Name:	Steven J. Bandrowczak
Title:	Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Steven J. Bandrowczak, Mirlanda Gecaj and John G. Bruno as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ Steven J. Bandrowczak	Chief Executive Officer and Director (Principal Executive Officer)	July 30, 2025
Steven J. Bandrowczak

/s/ Mirlanda Gecaj	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 30, 2025
Mirlanda Gecaj

/s/ William Twomey	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 30, 2025
William Twomey

/s/ John G. Bruno	President and Chief Operating Officer and Director	July 30, 2025
John G. Bruno

/s/ Tami A. Erwin	Director	July 30, 2025
Tami A. Erwin

/s/ Priscilla Hung	Director	July 30, 2025
Priscilla Hung

/s/ Scott Letier	Director	July 30, 2025
Scott Letier

Signatures	Title	Date

/s/ Nichelle Maynard-Elliott	Director	July 30, 2025
Nichelle Maynard-Elliott

/s/ Edward G. McLaughlin	Director	July 30, 2025
Edward G. McLaughlin

/s/ John J. Roese	Director	July 30, 2025
John J. Roese

/s/ Amy Schwetz	Director	July 30, 2025
Amy Schwetz